Exhibit 99.1

Hercules Technology Growth Capital Announces Listing of 7.00% Senior Notes Due 2019 and Listing Transfer of Common Stock to New York Stock Exchange

Palo Alto, Calif.—April 17, 2012—Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC) (the “Company”) announced today that it has completed the application process and has been authorized to list its 7.00% Senior Notes due 2019 (the “Notes”) on the New York Stock Exchange (the “NYSE”). The Company expects the Notes to begin trading on NYSE under the ticker symbol “HTGZ” on or around April 30, 2012.

The Company also completed the application process and has been authorized to transfer the listing of its common stock from the NASDAQ Global Select Market (“NASDAQ”) to NYSE. The Company expects its common stock to begin trading on NYSE on or around April 30, 2012 under its current ticker symbol “HTGC.” Until that time, the common stock will continue to trade on NASDAQ.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital (NASDAQ: HTGC), is a NASDAQ traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and select lower middle market technology companies at all stages of development.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Linda Wells

Market Street Partners

415-445-3236

linda@marketstreetpartners.com

OR

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060 HT-HN

info@htgc.com

Sally Borg, 650.289.3066

sborg@htgc.com